[Letterhead of DANZIGER & HOCHMAN]

Exhibit 23.1


October 30, 2006


Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Registered Public Accounting Firm of On The Go Healthcare, Inc. as of
July 31, 2006 and 2005 in this Form 10KSB contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN


/s/DANZIGER & HOCHMAN
------------------------
DANZIGER & HOCHMAN
Chartered Accountants

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